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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 15, 1997

                            Ugly Duckling Corporation
             (Exact name of registrant as specified in its charter)

Delaware                                20841               86-0721358
(State or other                      (Commission         (IRS Employer
jurisdiction of incorporation)       File Number)        Identification Number)

             2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016 (Address of principal executive offices)

Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
(Former name or former address, if changed since last report)
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Item 5. Other Events

         Matters Relating to First Merchants Acceptance Corporation

         Purchase and Disposition of Bank Debt Claims. As previously disclosed, in August of 1997, the Company purchased approximately 78% of the senior secured bank debt (the "Senior Debt") of First Merchants Acceptance Corporation ("FMAC") from a group of commercial banks at a discount of 10% of the principal balance thereof. Approximately 80% of the purchase price for the purchase of such Senior Debt was financed through a loan to the Company by the selling banks (the "Selling Bank Loan"). On July 11, 1997, FMAC had filed for reorganization under the Federal Bankruptcy Code in the United States District Court for the District of Delaware (the "Bankruptcy Court"). Also as previously disclosed, in November of 1997, the Company entered into an agreement to purchase the remaining 22% of FMAC's Senior Debt, subject to certain conditions precedent. Pursuant to such agreement, on December 18, 1997, the Company purchased such remaining debt at an approximately 5% discount (the "Remaining Debt Purchase"). On December 15, 1997, the Bankruptcy Court entered an order approving a transfer (the "Transfer") whereby the agent for the holders of the Senior Debt (the "Agent") exchanged this debt for the contracts which secured the debt (the "Owned Contracts"). Concurrently with the exchange, the Agent sold the Owned Contracts to a third party purchaser (the "Contract Purchaser") for 86% of the principal balance of certain eligible Owned Contracts (approximately $78.9 million) (the "Base Price") plus a residual interest in the Owned Contracts. Of the sale proceeds to the Company, approximately $60.4 million were used to make the Remaining Debt Purchase and repay the Selling Bank Loan, approximately $15.5 million have been added to working capital, and approximately $3.0 million were placed in a holdback account for a period of sixty days. The Company expects to record a gain of approximately $6.0 to $7.0 million ($3.6 to $4.2 million after income taxes) from this transaction. The Company has guaranteed to the Contract Purchaser a return on the Owned Contracts equal to the Base Price plus interest at the rate of 10.35% per annum, subject to a maximum guarantee amount of $10 million. The Company has the option to purchase the Owned Contracts from the Contract Purchaser at certain times upon certain events. Concurrently with the Transfer, the Agent released the lien of the bank group on the remaining assets of FMAC. The principal agreements pursuant to which the Agent sold the Owned Contracts to the Contract Purchaser and evidencing the Company's guarantee to the Contract Purchaser and its right to repurchase the Owned Contracts are filed herewith as Exhibits 10.2 and 10.3 and the discussion herein of the terms of such agreements is qualified in its entirety by reference to such Exhibits.

         The Company, FMAC, and the Official Committee of Unsecured Creditors of FMAC (the "Committee") have entered into that certain Binding Agreement to Propose and Support Modified Plan Agreement (the "Letter Agreement") dated as of December 15, 1997, which supersedes and replaces the previous letter agreement dated as of November 14, 1997 previously reported by the Company. The Letter Agreement is filed herewith as Exhibit 10.1. Some of the terms of the Letter Agreement are summarized in the following paragraphs. This summary does not purport to be complete and is qualified in its entirety by reference to Exhibit
10.1. The Letter Agreement embodies certain terms that will be included in a proposed consensual chapter 11 plan of reorganization of FMAC (the "Proposed Plan").


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         Pursuant to the Letter Agreement, FMAC has agreed to (A) guarantee on a non-recourse basis full and timely payment to the Agent and the Company of an 11% return on the Owned Contracts, plus an additional charge for servicing the Owned Contracts (the "Owned Contracts Servicing Fee"), calculated on a monthly basis, of the greater of 1/12 of 3-1/4% of the outstanding principal balance of the Owned Contracts or $15.00 per Owned Contract, applied only to Owned
Contracts that are less than 120 days past due and for which the related vehicle has not been repossessed (collectively, the "Secured Claim Recovery Amount"), which guarantee would effectively support the Company's guarantee to the Contract Purchaser with respect to the Owned Contracts, and (B) grant a lien
(the "Replacement Lien") on the stock of First Merchants Auto Receivables Corporation ("FMARC") and First Merchants Auto Receivables Corporation II
("FMARC II"), the holders of the residual interests and certain equity certificates (collectively, the "B Pieces") of the various securitized pools of FMAC (the "Securitized Pools"), to secure the Secured Claim Recovery Amount and the Modified UDC Fee (defined below under "DIP Facility"). In the event that the Owned Contracts are not being serviced by the Company, a wholly-owned subsidiary of the Company or any successor or assignee to be agreed upon in the Proposed Plan, unless FMAC has consented to another servicer (an "Owned Loan Servicing Change"), which consent will not be unreasonably withheld, the Secured Claim Recovery Amount will be limited to $10 million. However, in the event that the Company withdraws its support for or is unable or unwilling to consummate the Proposed Plan for any reason, the Replacement Lien will be null and void and no distribution on the B Pieces will cover any shortfalls on the Secured Claim Recovery Amount. Conversely, in the event that FMAC or the Committee is unable or unwilling to consummate the Proposed Plan, the Agent and Company will retain the Replacement Lien.

         Any recovery on the Owned Contracts in excess of the Secured Claim Recovery Amount will be shared with the unsecured creditors of FMAC (or if the unsecured creditors have been paid in full, the stockholders of FMAC) on the basis of 82-1/2% for the benefit of the unsecured creditors and 17-1/2% for the benefit of the Company (the "Excess Collections Split"). After payment in full of the Secured Claim Recovery Amount, the DIP Facility (defined below), and the Modified UDC Fee (defined below), any further distributions from the B Pieces will be shared between the Company and the unsecured creditors of FMAC (or if the unsecured creditors have been paid in full, the stockholders of FMAC) on the same basis as the Excess Collections Split. In the event that an Owned Loan Servicing Change occurs, the Excess Collections Split will change to 85% for the benefit of the unsecured creditors (or if applicable, stockholders of FMAC) and 15% to the Company with respect to the B Pieces, and, subject to certain adjustments, 100% for the benefit of the unsecured creditors (or if applicable, stockholders of FMAC) and 0% to the Company with respect to the Owned Contracts. The Company will not be entitled to receive any share of the Excess Collections Split relating to a Securitized Pool for any period during which the Company, a wholly-owned subsidiary of the Company or any successor or assignee to be agreed upon in the Proposed Plan is not acting as servicer for such Securitized Pool.

         The Letter Agreement contemplates that, at the option of the Company, subject to certain conditions precedent, the Company may distribute shares of common stock of the Company (the "Distribution Shares") to FMAC or at the request of FMAC and pursuant to its instructions directly


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to the unsecured creditors or equity holders of FMAC, in lieu of FMAC's right to receive all or a portion of distributions under the Excess Collections Split (including both recoveries under the Excess Collections Split from the Owned Contracts and the B Pieces) in cash. If the Company were to exercise this option, at such time in the future as distributions under the Excess Collections Split may begin, the Company would estimate FMAC's share of such distributions and issue, one time only, the Distribution Shares in advance of distributing such distributions to FMAC. The aggregate value of the distribution would be determined by multiplying the Distribution Shares by 98% of the average of the closing prices for the previous 10 trading days of the Company common stock on Nasdaq or such other market on which such stock may be traded (the "Stock Option Value"). After issuance and delivery of the Distribution Shares, the Company will be entitled to receive FMAC's share of cash distributions under the Excess Collections Split (including both recoveries under the Excess Collections Split from the Owned Contract and the B Pieces) from and after the exercise date until the Company has received cash distributions equal to the Stock Option Value.
This will be in addition to the Company's right to receive its share under the Excess Collections Split. The Company will not be entitled to exercise the Stock Option unless the value of its common stock on the exercise date and the closing price for its common stock on each day during the previous ten trading days shall be at least $8.00 per share and certain other conditions are satisfied.

         DIP Facility. At the commencement of the Bankruptcy Case, the Company agreed to provide up to $10 million of "debtor-in-possession" financing (the "DIP Facility"), approximately $9.5 million of which was outstanding as of December 15, 1997. Borrowings under the DIP Facility originally were to mature on February 28, 1998 and accrue interest at the rate of 12% per annum. The DIP Facility was originally secured by super priority liens on all of FMAC's assets then existing or thereafter acquired. The Letter Agreement contemplates that the DIP Facility will be amended (i) to provide for additional advances to pay administrative and post-plan confirmation operating expenses of FMAC, provided that total advances under the DIP Facility may not exceed $16.5 million, (ii) to be secured by certain retained assets of FMAC, including certain expected tax refunds, (iii) to reduce the interest rate on borrowings outstanding under the DIP Facility (effective on the date of confirmation of the plan of reorganization) to 10% per annum; and (iv) to waive the maturity date of the DIP Facility. FMAC believes that it is entitled to certain tax refunds, and the first $10 million of tax refunds of FMAC will be used to pay down the DIP Facility and will permanently reduce the amount of the DIP Facility. Thereafter, the DIP Facility will be permanently paid down from distributions on the B Pieces, after payment of the Secured Claim Recovery Amount. Payments made from other sources on the DIP Facility will not permanently reduce the amount thereof and FMAC would be allowed to reborrow such amounts under the facility.

         The Letter Agreement contemplates that FMAC will pay the Company on a non-recourse basis a fee of $450,000 payable prior to any payments pursuant to the Excess Collections Split solely from collections on the B Pieces and secured by a pledge of the stock of FMARC and FMARC II, subordinate only to the DIP Facility, the Secured Claim Recovery Amount and prior pledges of the FMARC II stock (the "Modified UDC Fee"). Pursuant to the Letter Agreement, the Company will also be entitled to reimbursement of out-of-pocket expenses related to the DIP Facility not to exceed $100,000 on the effective date of the Proposed Plan.


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         Servicing. The Company has entered into a Servicing Agreement dated
December 18, 1998 (the "Owned Contracts Servicing Agreement") with the Contract Purchaser, pursuant to which the Owned Contracts will be serviced by the Company in the event that FMAC ceases to service the Owned Contracts, which is expected to occur upon confirmation of the Proposed Plan. The Company will receive a servicing fee under the Owned Contracts Servicing Agreement. The Owned Contracts Servicing Agreement is filed herewith as Exhibit 10.4 and the description of the Owned Contracts Servicing Agreement contained herein is qualified in its entirety by reference to such Exhibit.

         It is contemplated that the Company will enter into agreements pursuant to which it will acquire, following confirmation of the Proposed Plan, certain servicing rights of FMAC in the Securitized Pools. The Company would also acquire the servicing platform to allow servicing of such receivables.

         Additional Matters. Under the Letter Agreement, upon confirmation of the Proposed Plan, the Company will contribute to FMAC the shares of FMAC common stock which it owns (approximately 2 1/2% of the outstanding common stock of FMAC) in consideration for the acquisition of the servicing platform; will issue Warrants to purchase up to 325,000 shares of Company common stock (the "Warrants") to FMAC for the benefit of the unsecured creditors of FMAC or, in certain cases, its equity holders; and will waive certain fees to which it may otherwise be entitled.

         Risks Relating to FMAC Transaction. There can be no assurance that the Proposed Plan as described herein will be approved, or that, if approved, the servicing rights and interests in the Excess Collections Split to be obtained by the Company will prove valuable or profitable. The Company's obligations under the Letter Agreement and under the agreements with the Contract Purchaser are not conditioned upon the profit ultimately achieved by the Company. Further, the Warrants, shares of common stock underlying the Warrants, and Distribution Shares will further dilute the Company's equity and could adversely affect the market and price for the common stock. The Company has guaranteed a 10.35% return on the Owned Contracts acquired from FMAC and sold to the Contract Purchaser, subject to a maximum guarantee of $10.0 million. Although FMAC has agreed to provide a similar guarantee to the Company payable out of the B Pieces, the guarantee would be subject to certain conditions and, even if FMAC makes such guarantee, there can be no assurance that there will be sufficient distributions from the B Pieces to support the guarantee. The Company's debtor-in-possession loans to FMAC and certain fees payable to the Company would be payable out of certain expected tax refunds of FMAC and/or distributions from the B Pieces and there can be no assurance that these loans or fees will be paid. Payments pursuant to the B Pieces may not be made until the senior certificates in the securitization transactions are paid in full. In addition, the Company's ability to obtain certain servicing rights and the related servicing platform of FMAC is subject to negotiation between the parties and to consents of certain parties that have not yet been obtained. Moreover, certain benefits to the Company in the transaction would be contingent on the Company or, in certain cases, a wholly-owned subsidiary of the Company servicing the Owned Contracts and/or certain other receivables currently serviced by FMAC. In the event that the Company, its subsidiary, or an approved assignee does not obtain or retain such


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servicing rights, the Company could be materially adversely affected. In addition, ALLTEL Financial Information Services, Inc. ("Alltel") is the licensor of certain software utilized by FMAC in its servicing platform. FMAC is currently in default under the licensing agreement for such software and Alltel claims that the cost to cure such default is approximately $525,000. At such time as the Company takes over servicing of receivables currently serviced by FMAC and obtains the FMAC servicing platform, the Company would be required to enter into a new licensing agreement or obtain an assignment of the existing licensing agreement with Alltel. In the event that for any reason the Alltel software cannot be utilized to service the receivables, FMAC or the Company may be required to convert to new servicing and collections software. This could result in integration and implementation issues and could disrupt and delay certain servicing functions that may have a material adverse effect on the Company or its ability to effectively service the Owned Contracts and Securitized Pools of FMAC. Collections under the Owned Contracts and Securitized Pools could also be materially adversely affected. Other contracts may also have to be assigned and necessary consents obtained in connection with the transfer of servicing functions to the Company in order to maintain uninterrupted servicing on the FMAC receivables.

         Stock Repurchase Loan Program. The Board of Directors of the Company has authorized loans of up to $1 million in total to be made to directors and certain senior officers of the Company at their discretion to facilitate the purchase by such directors and officers of common stock of the Company. Any loans made are unsecured but fully recourse to the borrowing directors or officers. During November 1997, senior officers purchased 50,000 shares of Company common stock under this program and the Company advanced $500,000 to the senior officers for these purchases. Director and officer purchases under this program are independent of and in addition to the Company's previously announced repurchase program under which the Board of Directors authorized the purchase by the Company of up to one million shares of Company common stock through December 31, 1998.

         This Form 8-K includes statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Investors should also consider factors that would cause or contribute to such differences, which include, but are not limited to, factors detailed in this Form 8-K under the heading "Matters Relating to First Merchants Acceptance Corporation - Risks Relating to FMAC Transaction," in the section entitled "Risk Factors" in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 1997, and in the sections entitled "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" and elsewhere in the Company's most recent reports on Form 10-K/A and Form 10-Q, and in the Company's other Securities and Exchange Commission filings.


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         (C) Exhibits.

Exhibit No.       Description

10.1 Binding Agreement To Propose and Support Modified Plan Agreement, dated December 15, 1997, by and among First Merchants Acceptance Corporation, The Official Committee of Unsecured Creditors of First Merchants Acceptance Corporation, and Ugly Duckling Corporation.

10.2 Purchase Agreement dated as of December 18, 1997 among the Company, the Agent and the Contract Purchaser.

10.3 Guaranty dated as of December 18, 1997 by the Company to the Contract Purchaser.

10.4 Servicing Agreement dated as of December 18, 1997 between the Company and the Contract Purchaser.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UGLY DUCKLING CORPORATION
                                           (Registrant)

Dated: December 31, 1997            By: /s/ Steven P. Johnson
                                        ---------------------------------------
                                        Steven P. Johnson, Senior Vice President
                                        and General Counsel


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                                 EXHIBIT INDEX

Exhibit No.       Description

10.1 Binding Agreement To Propose and Support Modified Plan Agreement, dated December 15, 1997, by and among First Merchants Acceptance Corporation, The Official Committee of Unsecured Creditors of First Merchants Acceptance Corporation, and Ugly Duckling Corporation.

10.2 Purchase Agreement dated as of December 18, 1997 among the Company, the Agent and the Contract Purchaser.

10.3 Guaranty dated as of December 18, 1997 by the Company to the Contract Purchaser.

10.4 Servicing Agreement dated as of December 18, 1997 between the Company and the Contract Purchaser.